SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

            __________________________________________


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) October 18, 1999


                     FirstFed Financial Corp.
      (Exact name of registrant as specified in its charter)



Delaware                               1-9566                      95-4087449
(State of Incorporation)       (Commission File No.)            (IRS Employer
                                                          Identification No.)



401 Wilshire Boulevard, Santa Monica, California,                  90401-1490
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code             (310) 319-6000


Total number of pages is 4
Index to Exhibit is on Page 3.

PAGE>

Item 5.  Other Events.

On October 18, 1999, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           99.  Press release dated October 18, 1999.



                        S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  October 18, 1999            By: ________/S/_______________
                                        Babette E. Heimbuch
                                        President and Chief
                                        Executive Officer

                         INDEX TO EXHIBITS

Item                                                          Page

99                   Press Release dated October 18, 1999       4

         FIRSTFED ANNOUNCES STOCK REPURCHASE AUTHORIZATION

      Santa Monica, California, October 18, 1999 - FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, announced that on October 15, 1999 its Board of Directors authorized an expansion of its stock repurchase
program.   The expansion will allow the Company to repurchase an
additional 920,471 shares, which represents 5% of the Company's shares outstanding as of October 15, 1999.

      Since September 1, 1998, the Company has repurchased a total of 3,012,600 shares, at an average purchase price of $16.07 per share. Of these shares, 274,000 represented the completion of a prior repurchase plan adopted in October 1987. Ms. Babette Heimbuch, Chief Executive Officer and President of the Company, noted "I am extremely pleased that we have been able to continue our stock repurchase program throughout the year. Management continues to believe that these repurchases were consummated at prices that represent an excellent investment for our stockholders."

      The Company further disclosed that it had retired approximately $10,000,000 of its Senior Unsecured 11.75% debt, at a price of 103% of the face value of the Notes, during the 3rd Quarter of 1999. In addition to the stock repurchase program and the retirement of nearly 20% of its Senior Notes, the Company also announced that it consummated the purchase of approximately $122 million of 1st Trust Deed residential mortgage loans from another Southern California lender. The Company noted that the portfolio was purchased at a par price and consists of 11th District COFI monthly adjustable loans. The weighted average margin on the pool is 2.448% and the average loan is seasoned over 8 years.

      Ms. Heimbuch commented that "It is extremely pleasing to accomplish so many of our financial objectives in addition to being able to increase our interest earning assets." Ms. Heimbuch further stated, "In addition to the loan purchase, the Company's residential and income property lending units continued their strong performance during the quarter."

      First Federal Bank of California continues to exceed the capital requirements necessary to be deemed "well capitalized" for regulatory capital purposes.

      This press release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the possibility that the repurchase transaction discussed herein may not be consummated or may be delayed due to changing economic, market or business conditions.